Noodles & Company Appoints Jeffrey W. Jones as Chairman of the Board

Broomfield, Colo., September 19, 2019 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced the appointment of Jeffrey W. Jones as Chairman of the Board, effective immediately. Mr. Jones has served on the Noodles & Company Board since 2013, including most recently as the Board’s lead independent director.

Dave Boennighausen, Chief Executive Officer of Noodles & Company, commented “We are excited to announce the appointment of Jeff Jones as Chairman of the Board. Jeff’s strategic and financial acumen, combined with significant public company experience in executive positions, have been instrumental in helping us execute our successful turnaround and reposition the brand to meet the needs of today’s consumer. Jeff has been a trusted advisor since joining the Board six years ago and I look forward to working with him in executing our strategy as we enter the next phase of our growth.”

Added Jones, “I’m honored to be named Chairman of the Noodles & Company Board at a time of exciting promise for our company. Dave and his team have made tremendous progress strengthening our brand and positioning it for long-term growth and I look forward to leading the continued collaboration between our board and management team to ensure that Noodles realizes its enormous potential.”

Mr. Jones was the Chief Financial Officer for Vail Resorts, Inc. from 2003 through 2012, where he was also a member of the Board of Directors and President of Lodging, Retail and Real Estate. Mr. Jones is currently a member of the Board of Directors of Hershey Entertainment and Resorts, where he chairs the Audit and Finance Committee and is a member of the Compensation Committee, Summit Hotel Properties, Inc., where he is the lead independent director, Chair of the Audit Committee and a member of the Compensation Committee, and ClubCorp.

Mr. Jones’ role will be a non-executive chairman position and, as a result, he will retain his positions as a member of Noodles & Company’s Compensation and Nominating & Governance Committees as well as his role as Chair of the Company’s Audit Committee.

About Noodles & Company
Since 1995, Noodles & Company has been serving noodles your way, from noodles and flavors that you know and love, to new ones you’re about to discover for the first time. From indulgent Wisconsin Mac & Cheese to good-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of more than 450 restaurants and 10,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as expectations regarding the execution of our strategy and potential future growth. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding the implementation and results of strategic initiatives and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; consumer reaction to industry related public health issues and perceptions of food safety; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2019 filed on March 15, 2019. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.